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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: OCTOBER 23, 2002

                        SYNERGY TECHNOLOGIES CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

Colorado                         02-26721                     84-1379164
---------                  -----------------                  ----------
(State or other            (Commission File No.)             (IRS Employer
jurisdiction of                                              Identification
incorporation or                                             Number)
organization)

                              1689 Hawthorne Drive
                          Conroe Texas, USA 77301-3284
                            Telephone: (936) 788-8220
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)



                                 Not Applicable
          (Former name or former address, if changed since last report)







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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On October 17, 2002, Texas T Petroleum, Ltd. ("Texas T") filed a Statement of Claim in the Court of Queen's Bench of Alberta (Canada), Judicial District of Calgary seeking to cause Synergy Technologies Corporation ("Synergy" or the "Company") to convey its CPJ heavy oil technology to Texas T. Texas T bases its claim on the March 2002 agreement (the "Agreement") pursuant to which Synergy purchased Texas T's 50% interest in Carbon Resources Limited ("Carbon"), the company which owned the CPJ technology. Specifically, Texas T is relying on a provision of the Agreement which states that if "Synergy should become bankrupt, insolvent or otherwise become financially incapable of commercially exploiting the CPJ Technology, then in that event, it shall transfer the CPJ Technology to Texas T." Texas T claims in its filing that Synergy has become bankrupt, insolvent or otherwise financially incapable of commercially exploiting the CPJ Technology. Texas T further alleges that its damages are impossible to calculate, and it seeks an order requiring Synergy to convey the technology to Texas T. Synergy disputes Texas T's claim and had been in discussions with representatives of Texas T prior to this filing in an effort to resolve this issue. Synergy has retained local counsel in Calgary and has 15 days from the date of Texas T's court filing to respond.

         Certain holders of convertible promissory notes (the "Notes") issued by the Company in 2000 elected in June and July, as provided in the Notes, to receive repayment of their principal plus accrued interest. The terms of the Notes provide that these payments are due 90 days following the repayment election and that the Company has an additional 30 days in which to cure any default with respect to these payments. The total amount of principal and interest owed to these Note holders is $254,100. Of the total amount owed, $108,900 became due in September, and the cure periods for these payments have expired. The Company has not made these payments and has received written notice from the holders of these Notes demanding payment of the amounts due them. The cure periods for an additional $145,200 in payments owed to holders will expire in November. The Company has received written notice from one of these holders demanding payment of the $36,300 due them. The Company has been attempting to negotiate a repayment plan with the holders of the Notes and is continuing to do so.

         As part of the settlement of a lawsuit earlier this year, Synergy agreed to pay certain parties $50,000. That payment was due on October 11 but has not been made. The Company is attempting to negotiate a payment plan with these parties.

         On October 18, 2002, the Company issued a news release announcing the above-referenced items. The information contained in the news release, which is attached as Exhibit 99(a) to this report, is incorporated herein by reference.

         Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company's products, are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's lack of revenues, accumulated deficit, future capital needs, uncertainty of capital funding, uncertainty of the outcome of existing and potential future legal actions against the Company, uncertainty of market acceptance, competition, and other risks described in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange





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Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SYNERGY TECHNOLOGIES CORPORATION

Date: October 23, 2002         By: /s/ Barry Coffey
                                   ------------------
                                       Barry Coffey
                                       Chief Executive Officer and President


















                                  EXHIBIT INDEX

Exhibit No.                Description

99(a)             News release of Synergy Technologies Corporation dated
                  October 18, 2002